SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest

Event Reported) September 9, 2003

GreenPoint Mortgage Securities Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-83605	68-0397342

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Wood Hollow Drive Doorstop #32210		94945
Novato, California		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code		(415) 878-5292

Item 5.

Other Events.

GreenPoint Mortgage Securities Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of August 1, 2003 (the “Agreement”) among the Company, in its capacity as sponsor (in such capacity, the “Sponsor”), GreenPoint Mortgage Funding, Inc., as seller and master servicer (in each such capacity together, the “Seller” and the “Master Servicer”) and JPMorgan Chase Bank, as trustee (in such capacity, the “Trustee”).  The Certificates were issued on August 29, 2003.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of August 1, 2003, by and among the Company, the Seller, the Master Servicer and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPOINT MORTGAGE

SECURITIES INC.

By:  /s/ Nathan Hieter

Name: Nathan Hieter

Title:   Vice President

Dated:  September 9, 2003

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of August 1, 2003,

5

by and among the Company, the Seller, the Master Servicer and the Trustee.